ORANGE DIRECT SALES - STANDARD TERMS AND CONDITIONS

1.       Definitions

The following words and expressions shall have the following meanings:

ACCESSORIES: Products approved by Orange which you use in conjunction with your phone. They include (without limitation) batteries, chargers, car kits, headsets and carry cases.

ACCOUNT: our records of your payments and outstanding Charges, plus your personal details.

BAR: a block placed by us on some or all of the Services you normally use (except for calls to emergency services).

CHARGES: all charges for Services, as published in our periodically updated Price Guide. These include any reasonable administration charges.

CONNECTION: the process of giving you access to a Service. 'Disconnection' and 'Re-Connection' have a corresponding meaning.

CONTRACT: the terms and conditions described in this Agreement which are binding on both you and Orange for each phone you connect to the Orange network.

CUSTOMER   LITERATURE:   printed  matter  published  by  Orange  which  provides
information on Orange Services. It may be distributed with new Phones or in mailings to some or all Orange Customers.

DEPOSIT: a refundable amount that Orange may ask you to pay before we Connect or Re-connect you to the Network or before providing any service.

LINE ONE AND LINE TWO: Line One is the primary means by which you have access to the Services. Line Two is a second line on the same phone with it's own phone number.

MINIMUM TERM: the period of 12 months commencing on the date of Registration.

MONTHLY BILLING DATE: the day in each month on which your billing statement will be issued after you have been connected.

NETWORK: the public telecommunications system by which Orange makes Services available in the United Kingdom.

ORANGE   ADDITIONAL   SERVICES:   optional  Services   (including   Roaming  and
International Calling) which cost extra whether they are supplied in conjunction with Price Plans or outside Price Plans.

ORANGE: Orange Personal Communications Services Limited, or any organisation that may succeed it as the assignee of this Contract.

PHONE: a mobile telephone (excluding Accessories, but including the charging unit and SIM) which is approved by Orange for connection to its Network.

PRICE GUIDE: a publication which lists our current Charges and which is updated from time to time.

PRICE PLAN: a bundle of airtime and supplementary Services offered by Orange for an agreed monthly payment.

REGISTRATION: our acceptance of your application for Services and our record of your Customer and User data prior to Connection. 'Register' has a corresponding meaning.

ROAMING: An optional Service which allows you to use your Phone on other operators' networks, usually in foreign countries.

SERVICES: Network and other Services, including Orange Additional Services, provided or procured by us for you to use.

SIM: a card or other device which contains your personal telephone number and which is programmed to allow you to access the Network.

SUSPENSION:   the  temporary   disconnection   of  Services.   'Suspend'  has  a
corresponding meaning.

USER: you, or another person named by you, who is authorised to incur Charges to your Account.

2. your Contract and the Minimum Term

YOUR CONTRACT RUNS FOR AT LEAST 12 MONTHS

2.1 For each Phone you own, your Contract starts on the date of Registration and has a Minimum Term of 12 months.

WHAT HAPPENS WHEN THE MINIMUM TERM ENDS

2.2 After the Minimum Term ends, we will continue to supply you with Services as normal until your Contract is terminated in any of the ways described in Section 4.

3. provision of Services

WHAT WE AIM TO PROVIDE IN THE UK

3.1 We will take all reasonable steps to make all Services available to you at all times. The Services are only available within the range of the base stations that make up our Network. However, please note that:

3.1.1 The quality and availability of Services may sometimes be affected by factors outside our control - such as local physical obstructions, atmospheric conditions, other causes of radio interference, and faults in other telecommunication networks to which the Network is connected.

3.1.2 The quality of our Services may not be at its best inside buildings or below ground.

SERVICES MAY SOMETIMES BE AFFECTED BY  MAINTENANCE  AND UPGRADING

3.2 The Network and the Services may from time to time require upgrading, modification, maintenance or other works. These may result in some or all of the Services becoming temporarily unavailable. In such cases, we'll do everything we can to provide alternative Services and to keep the period of non-availability to a minimum. However, some interruption may be inevitable.

SUSPENSION OF SERVICES IF YOU BREAK YOUR CONTRACT

3.3 We may suspend some or all of the Services you use, without giving you notice, if we have good reason to believe that you haven't complied with one or more of the terms of your Contract.

3.3.1 If you don't pay your bill within the time stipulated in Condition 6.1, we reserve the right to place a Bar on all outgoing calls from your Phone (with the exception of calls to emergency services). This Bar will remain in force until you've paid everything you owe us. At our discretion, we may charge you for Reconnection and removal of the Bar.

3.3.2 We also reserve the right to Suspend Services if a complaint has been made against an individual. The complaint will be thoroughly investigated and Services will remain suspended for that individual until we know the results of that investigation. Any complaint you make will similarly be thoroughly investigated.

SUSPENSION OF ORANGE ADDITIONAL SERVICES

3.4 We reserve the right to suspend, either temporarily or permanently, part or all of any Orange Additional Service on giving reasonable notice.

MONITORING THE SERVICES YOU USE

3.5 For the purposes of good management and security, we may need to monitor the contents of any text message you send from time to time. We may also tape conversations between you and our customer services for training purposes.

ROAMING SERVICES OUTSIDE THE UK

3.6 Roaming relies on the telecommunications systems of foreign networks, over which we have no control. We cannot therefore offer any guarantees about roaming services.

4. your rights to terminate this Contract

TERMINATING YOUR CONTRACT AFTER THE MINIMUM TERM

4.1 You may terminate your Contract to expire at any time after the Minimum Term by giving us at least one month's written notice. You are free to restore your Contract throughout the notice period, should you change your mind.

TERMINATING YOUR CONTRACT DURING THE MINIMUM TERM

4.2 You may terminate your Contract before the Minimum Term has expired if you pay us:

4.2.1 all Charges that are due, plus

4.2.2 a lump sum equivalent to the total of all the monthly Charges still remaining on your initial Minimum Term agreement. You'll be entitled to a rebate of 5% of that total if you terminate your Contract up to and including the first day of the eleventh month of the Minimum Term.

TERMINATING YOUR CONTRACT BECAUSE ORANGE HAS CHANGED ITS TERMS

4.3 You may also terminate your Contract if we vary its terms, resulting in an excessive increase in the Charges or changes that alter your rights under this Contract to your detriment. In such cases you would need to give us at least 14 days written notice prior to your Monthly Billing Date (and within one month of us telling you about the changes). However this option does not apply if:

4.3.1 we have increased the Charges by an amount equal to or less than the percentage increase in the All Items index of Retail Prices published by the Central Statistical Office in the Monthly Digest of Statistics in any 12 month period, or

4.3.2 the variations we have made have been imposed on us as a direct result of new legislation, statutory instrument, government regulation or licence; or


4.3.3 the variation relates solely to an Orange Additional Service, in which case you may cancel that Orange Additional Service in accordance with Condition 15.1

TERMINATION OF YOUR CONTRACT BY ORANGE

4.4 We may terminate your Contract immediately at any time in respect of any or all the Phones owned by you, in whole or in part, by giving you written notice if:

4.4.1 you fail to pass any credit assessments which we may reasonably consider to be necessary from time to time.

4.4.2 you fail to pay any of your bills from Orange on time

4.4.3 we have good reason for believing that any information you have given us is false or misleading.

4.4.4 you become insolvent within the meaning of Section 123 of the Insolvency Act 1986, or bankrupt, or if we have good reason for believing that you are unable to pay the Charges.

4.4.5 in addition, we may terminate your Contract at any time after the Minimum Term has expired by giving you at least one month's written notice.

DISCONNECTION OF YOUR SERVICE BY US WITHOUT WRITTEN NOTICE

4.5 If we have good reason for believing that you have breached Conditions 6.4.2, 6.4.3, 6.4.4 or 6.4.5, we reserve the right to disconnect you from Network Services without notice. In such circumstances, we may also give you written notice that if you fail to correct this breach of Conditions within 7 days, we may terminate your Contract with immediate effect.

TERMINATION OF YOUR CONTRACT BY ORANGE

4.6 Orange reserves the right to terminate your Contract immediately if:

4.6.1 you have failed to correct a breach of Conditions 6.4.2,  6.4.3,  6.4.4 or
6.4.5 within 7 days of being given written notice to do so

4.6.2 you have breached conditions 6.4.1, 6.4.6 or 6.4.7 and have failed to correct that breach within 7 days of being given written notice to do so.

TERMINATION  BECAUSE  ORANGE IS NO LONGER ABLE TO PROVIDE  ACCESS TO OUR NETWORK
4.7 If, for reasons beyond our control, we are no longer able to provide Network Services, we will either: 4.7.1 make arrangements for you to be supplied with equivalent Services by another network at no extra cost to you, or

4.7.2 accept written notice from you that you wish to terminate your Contract. In such cases we will refund any pre-paid Charges that have not been used up.

TERMINATION AND LINE TWO

4.8 Termination of your Contract for any reason connected with Line One will result in automatic termination of Line Two.

5 after Termination

WHAT TO DO AFTER TERMINATION OF YOUR CONTRACT

5.1 Termination of your Contract is subject to you paying us any money you owe us and us paying you any money we owe you. After termination, it is your responsibility to cancel any direct debits, standing orders, credit card mandates or other authorisations you may have given or periodic payments to be made to us by third parties.

6 your responsibilities

WHEN YOUR PAYMENTS ARE DUE

6.1 Ordinarily we will invoice you monthly in advance for monthly charges which are non-refundable, and monthly in arrears for call and message charges but we reserve the right to amend the invoicing period and submit interim invoices to you. The Connection charge will be included on your first invoice. Charges in respect of Services not supplied directly by us e.g. Roaming may be invoiced several months in arrears. VAT will be added to all invoices at the relevant rate where applicable.

6.1.1 You will be responsible for paying all Charges on your Account, whether or not they have been accrued by you personally. You will also be responsible for any extraordinary costs incurred in administering your Account, including collecting any payments. If your Service has been Disconnected, either at your request or ours, you will remain responsible for paying any outstanding Charges.

PENALTIES FOR OVERDUE PAYMENTS

6.2 If payment is not made within 14 days of its due date, we may charge interest on all sums outstanding at the rate of 2% above the base rate of National Westminster Bank Limited. This interest will accrue on a daily basis.

PAYMENT METHODS

6.3 Ordinarily we will accept payment of Charges by credit card, debit card, cheque, direct debit and electronic transfer, but we reserve the right to refuse any payment method if we have reasonable cause to believe such payment will be dishonoured.

THINGS THAT YOU AGREE TO DO

6.4 Recognising that good management and security of the Services is important to all Orange customers, you agree that you will:

6.4.1 provide whatever proofs of your identity and address that we consider reasonably necessary from time to time. Whilst photocopy or fax copies are usually acceptable we do reserve the right to request the original document. 6

..4.2 keep confidential and not disclose to any third party, your account password or any personal identification code, number or name issued by us permitting access to the Services.

6.4.3 not use the Services for any improper, immoral, fraudulent or unlawful purposes or for the sending of any communication which is of an offensive, abusive, indecent, obscene or menacing nature.

6.4.4 not cause, nor knowingly allow others to cause, any nuisance, annoyance or inconvenience, whether to us or to any of our customers, by any means including the use of the Network for persistently sending unsolicited communications without reasonable cause.

6.4.5 not act in a way, whether knowingly or otherwise, which will impair the operation of the Network or any part of it, or put it in jeopardy.

6.4.6 use only Phones and Accessories approved for use with the Network, and comply with all relevant legislation or regulation relating to their use.

6.4.7 comply with any reasonable instructions issued by us which concern your use of the Services, and co-operate with us in our reasonable security and other checks (which may include us making phone calls to you).

7 multiple users

Where there are one or more Users other than you under your Contract, you remain liable for all Charges incurred to your Account by those Users.

8 Line Two - limitations on usage

SUSPENSION OF SERVICES

8.1 If we Suspend Services on Line One, Services on Line Two will automatically be Suspended also.

TEXT MESSAGES

8.2 It is not possible to send or receive text messages on Line Two.

PRICE PLAN

8.3 You may not have a higher Price Plan on Line Two than you have on Line One.

9 information supplied by you

THE DETAILS YOU GIVE US MUST BE CORRECT

9.1 By applying for Registration or for Orange Additional Services, you undertake to provide your correct name, address and other factual information. You also confirm that: 9.1.1 the person stated to be authorised to sign for a company or firm is duly authorised.

9.1.2 any individual applying as a member of a company is of full contractual capacity and is able both to pay for the Services he or she has requested and to meet his or her other obligations under your Contract.

WHAT HAPPENS IF WE SUSPECT THE DETAILS YOU GIVE US AREN'T CORRECT

9.2 If we suspect, on reasonable grounds, that information has been supplied to us without the knowledge of the person named, or that an application is unauthorised or contains false particulars, we may delay Connection or Suspend Services to your Phone while we investigate further. Following our investigation, we will Connect or reinstate the Services unless we have grounds to terminate. You acknowledge that you will have no claim against us in respect of any delay or Disconnection caused as a result of the operation of this Condition.

10 credit assessments

YOUR APPLICATION IS SUBJECT TO CREDIT STATUS

10.1 All applications for Registration and Orange Additional Services are subject to credit assessment before we can connect you to the Network. If our assessment of you does not meet our normal requirements we reserve the right to decline to Connect you or to supply Orange Additional Services. Alternatively, we may ask you to lodge a Deposit with us before we Connect you. If you believe our assessment of you is incorrect, we will review your eligibility. However, we cannot accept responsibility for the accuracy of information provided from the databases of credit reference agencies. Nor can we accept any liability for the consequences of our declining to Connect you.

11 deposits

DEPOSITS ARE HELD FOR 12 MONTHS

11.1 We may request a Deposit from you:
     a) before Connection
     b) before making  Orange  Additional  Services  available to you, or
     c) before reinstating the Services after Suspension.

Deposits will be held for 12 months from the date of receipt and then refunded. We do not pay interest on Deposits. If you owe us money, we may set off Deposits against the amount due to us. If there is a balance left over in such cases, we will remit this to you either by cheque or by crediting your Account.

12 SIM Card

IT'S YOUR RESPONSIBILITY TO KEEP YOUR SIM CARD SAFE

12.1 Any SIM Card we supply to you remains our property, but it is your responsibility to keep it safe. SIM Cards are easily damaged and should be handled with care. We will replace free of charge any SIM Card found to be defective through faulty design or workmanship. In any other circumstances, however, we may charge for replacing it. We reserve the right to recall any SIM Card from you at any time to enhance or maintain the quality of the Services.

WHAT TO DO IF YOUR SIM CARD IS LOST, STOLEN OR DAMAGED

12.2 You must inform us immediately if the SIM Card supplied to you is lost, stolen or damaged. You will remain liable for all Charges incurred until you do so. We will send you a replacement SIM Card as soon as reasonably practicable, but we reserve the right to charge you for doing so.

YOUR SIM CARD AND OTHER NETWORKS

12.3 The SIM Card supplied with your Phone enables the Phone to work on our Network only - with the exception of Phones which can access Roaming Services. However, after the Minimum Term we will lift this restriction at your request, provided all your payments of Charges are up to date and you pay the current administration charge.

The software in the SIM Card and the Phone is either owned by or licensed to Orange which grants you a non-exclusive licence to use it for accessing the Services for the duration of your Contract and not otherwise.

13 directory and Caller id

WHAT TO DO IF YOU WANT YOUR NUMBER TO REMAIN PRIVATE

13.1 We will enter your Orange number in directories, and our Network will allow the display of your Orange number on receiving handsets. If you prefer not to allow either of these options, please let us know in writing.

14 phones

YOUR PHONE IS NOT A PART OF YOUR CONTRACT

14.1 Your Phone and Accessories are acquired by you outside the terms of your Contract.

15 changes to your Contract

WE RESERVE THE RIGHT TO MAKE CHANGES TO YOUR CONTRACT

15.1 When you Register you are asked to choose a Price Plan and to indicate which Orange Additional Services you require. You may switch between Price Plans and add to or cancel Additionals by giving us not less than 10 days notice before your Monthly Billing Date (subject to the terms of any promotional offers you have accepted). We do, however, reserve the right to vary the terms of this Contract from time to time and to make changes to your Price Plan. We acknowledge that if we do increase the Charges, withdraw Orange Additional Services or introduce new mandatory Charges - or if your contractual rights are affected to your detriment - you may terminate your Contract in accordance with Condition 4.3. If you do not give notice within one month of our notifying you of any change(s), you will be taken to have accepted the change(s).

NEW SERVICES

15.2 We are continuously enhancing our existing Services as well as adding new services, particularly Orange Additional Services. Charges for, and any special terms and conditions attached to Orange Additional Services will be notified in Customer Literature. The terms of your Contract, including Charges current on the date when you take up the offer of any Orange Additional Service, will apply to it, subject to any special promotional offer made by us and accepted by you.

16 customer literature

PLEASE READ ALL THE INFORMATION WE SEND YOU

16.1 We update our Customer Literature from time to time. Information on various topics is mailed to Customers with their monthly billing statements and is available on request from us. You are asked to read your Customer Literature and to keep it until it is superseded.

We    regard you as having  been given any  information  if it is either:
      a) included in a mailing  addressed to you
      b) in a text message sent by us to your Phone
      c) communicated directly be any means.

17 assignment of Contract and change of ownership of phone

YOUR CONTRACT IS PERSONAL TO YOU

17.1 Your Contract is personal to you and you may not assign it. However, we may at our discretion allow you to:

a) nominate a User other than yourself while you remain primarily liable to us under your Contract
b) terminate your contract on short notice if you have transferred title to your Phone to a new Customer who has Connected the Phone to our Network

We may assign our rights to your Contract only if such assignment is on terms which are at least as advantageous to you as those set out in your Contract.

18  liability

CIRCUMSTANCES IN WHICH NEITHER OF US ACCEPTS LIABILITY

18.1 Except as provided in this Condition 18, neither party shall be liable to the other, whether in contract or tort or otherwise, for any loss or damage which is:

a)  not the fault of the other party
b)  indirect and/or not reasonably foreseeable
c) loss of business, profits, savings, revenue, use or goodwill whether caused to the other party through any breach of your Contract or any matters arising under it. Neither party excludes liability for negligent acts or omissions causing death or personal injury to any person.

MAXIMUM LIABILITY OF ORANGE

18.2 Subject to condition 18.1, we limit our legal liability up to a maximum of three thousand pounds per claim or a series of related claims for any loss or damage which is:

a)  direct financial loss
b) direct physical damage to or loss of property resulting from our breach of contract or negligence while providing Services.

FACTORS BEYOND OUR CONTROL

18.3 We will not be liable to you if we are unable to perform an obligation or provide the Services to you because of any factor outside our control, including but not limited to Acts of God, industrial action, default or failure of a third party, war, governmental action, or by any act or decision made by a court of competent jurisdiction.

YOUR MAXIMUM LIABILITY

18.4 Subject to Condition 18.1, your liability is limited to payment of all outstanding Charges due in accordance with the provisions of your Contract.

19  general

CHANGES TO YOUR CONTRACT

19.1 Subject to condition 15.2, your Contract may be varied or amended only by the express mutual agreement of both parties. A party seeking to rely on such variation or amendment must produce evidence of the other party's agreement to it.

DISCLOSURE OF INFORMATION TO THIRD PARTIES

19.2 You agree to the disclosure to any telecommunications company, debt collection agency, credit reference agency, credit or fraud monitoring scheme, security agency or credit provider of:

a) any information relating to your Contract, including your personal financial information and details of how you have performed in meeting your obligations under your Contract
b)  any disclosure as may be within our Data Protection Act registration
c) any disclosure required as a result of an order of any court of competent jurisdiction or by statutory authority.

DELIVERING COMMUNICATIONS TO YOU

19.3 All notices to be served in accordance with your Contract must be served by post or facsimile. We can in addition serve notice to you by text message. They will be deemed served 48 hours after they are sent, or on earlier proof of delivery. All invoices and notices served by post will be sent to the address given by you on Registration unless you notify us of a change to this address.

Any waiver, concession or extra time we may allow you is limited to the specific circumstances in which it is given and does not affect our rights in any other way.

DISPUTES BETWEEN YOU AND US

19.4 You may request that disputes between you and us are referred to arbitration under our Code of Practice for Customer Affairs. We will supply a copy of our Code of Practice for Consumer Affairs to you on request.

ORANGE COMPANY DETAILS

19.5 Our Company Registration Number is 2178917 and our Registered Office is at St. James Court, Great Park Road, Almondsbury Park, Bradley Stoke, Bristol, BS32 4QJ.

GOVERNING LAW

19.6 Your Contract is to be interpreted in accordance with the Laws of England and Wales.